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               EXHIBIT 5   OPINION OF MULDOON MURPHY & FAUCETTE LLP




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                                December 28, 2001



Board of Directors
First Bancorp of Indiana, Inc.
2200 West Franklin Street
Evansville, Indiana 47712

        Re: First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan Registration Statement on Form S-8 for the Offer and Sale of 50,000 Shares of Common Stock

Gentlemen:

        We have been requested by First Bancorp of Indiana, Inc., an Indiana corporation (the "Company"), to issue a legal opinion in connection with the registration of 50,000 shares of the Company's Common Stock, $.01 par value, on Form S-8 under the Securities Act of 1933. The Form S-8 Registration Statement covers 50,000 additional shares of the Company's Common Stock that may be issued upon the exercise of stock options under the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan (the "Plan").

        We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

        Based on the foregoing and limited in all respects to Indiana law, it is our opinion that the 50,000 additional shares of Common Stock reserved for issuance under the Plan have been duly authorized and, upon payment for and issuance of the shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.




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Board of Directors
December 28, 2001
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        This  opinion is rendered to you solely for your  benefit in  connection with the issuance of the shares described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted, in whole or in part, or otherwise referred or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with this Registration Statement on Form S-8) or provided to any other person or entity without the prior written consent of this firm.

        We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements, schedules or other information included therein.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                            Very truly yours,

                                            /s/ Muldoon Murphy & Faucette LLP

                                            MULDOON MURPHY & FAUCETTE LLP